UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   May 22, 2003

CBRL GROUP, INC.

Tennessee

0-25225

        62-1749513

(State or Other Jurisdiction

       (Commission File Number)

    (I.R.S. Employer

      of Incorporation)

               Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

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Item 7.  Financial Statements and Exhibits

(a)

Financial Statements.  None

(b)

Pro Forma Financial Information.  None

(c)      Exhibits.

99.1  Corrected Copy of Press Release dated May 22, 2003.

Item 9.  Regulation FD Disclosure

The following information is being furnished pursuant to both Item 9 and Item 12 of Form 8-K.

Following today’s public conference call, CBRL Group, Inc. discovered certain typographical errors in its press release dated May 22, 2003.  These typographical errors do not affect the consolidated financial statements for the three-month or nine-month periods ended May 2, 2003.  This Form 8-K is being furnished to correct three numbers that were misstated due to typographical errors in CBRL Group, Inc.’s earnings press release furnished to the Securities and Exchange Commission earlier today.

The three corrections are as follows:

(1)

On the consolidated income statement page (page 5) of Exhibit 99.1 to the first Form 8-K filed on 5/22/03 (the “Earlier Form 8-K”), the operating income number for the quarter ending 5/3/02 originally stated as $32,259 is hereby replaced to read $33,259, which corrected number is unchanged from the operating income for said quarter as reported in the registrant’s Form 10-Q for the quarter ended May 3, 2002.  The Earlier Form 8-K correctly reflected this year’s income, the correct percentage increase in income, and the correct ratio of prior year’s income to prior year’s total revenue.

(2)

On the supplemental information page (the last page) of Exhibit 99.1 to the Earlier Form 8-K, the operating weeks for Cracker Barrel company-owned stores for the third quarter ended 5/2/03 originally stated as 6,127 is hereby replaced to read 6,111.

(3)

On the supplemental information page (the last page) of Exhibit 99.1 to the Earlier Form 8-K, the operating weeks for Cracker Barrel company-owned stores for the nine months ended 5/2/03 originally stated as 18,120 is hereby replaced to read 18,104.

These changes have no effect on any other part of the press release and have no effect on statements made by management during its conference call today.

A copy of the corrected press release is attached as Exhibit 99.1 to this Form 8-K.

Item 12.  Results of Operations and Financial Condition

The information set forth in Item 9 above is incorporated herein by this reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 22, 2003

CBRL GROUP, INC.

By:  /s/James F. Blackstock

Name: James F. Blackstock

Title:

Senior Vice President, General

Counsel and Secretary

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